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FOR IMMEDIATE RELEASE

ORBCOMM APPOINTS DONALDSON, LUFKIN &
JENRETTE AS FINANCIAL ADVISOR


Dulles, VA, August 15, 2000 - ORBCOMM Global, L.P. (ORBCOMM) announced today that it has engaged Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) to act as its financial advisor. Under the terms of the engagement, DLJ will, among other things, assist ORBCOMM in exploring recapitalization alternatives with respect to its $170 million 14% Senior Notes due 2004 with Revenue Participation Interest (the "Notes").

In addition, ORBCOMM announced that it is not making the interest payment scheduled to be paid today on the Notes. The interest payment is subject to an automatic 30-day grace period. ORBCOMM anticipates that DLJ will assist ORBCOMM in its negotiations with the holders of the Notes.

ORBCOMM continues to implement its previously announced revised sales and marketing strategy in which the company is focusing on its top-tier customers in a number of key industries.

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This release contains forward-looking statements, including statements regarding
ORBCOMM's expected commercial operations. These forward-looking statements are based on a number of assumptions and ORBCOMM's actual results and operations may be materially different from those expressed or implied by such statements. For a description of factors that may cause ORBCOMM's results to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of ORBCOMM Global, L.P.

FOR MORE EDITORIAL INFORMATION, PLEASE CONTACT:

ORBCOMM
Michelle Ferris
(703) 433-6991
ferris.michelle@orbcomm.com

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